EXHIBIT 23.2

Consent of Independent Registered Public Accounting Firm

We hereby consent to the use in this Registration Statement on Form S-1 of our report dated March 1, 2005 relating to the financial statements and financial statement schedule of TBS International Limited, which appears in such Registration Statement. We also consent to the references to us under the headings "Experts," "Summary Consolidated Financial and Operating Data" and "Selected Consolidated Financial and Operating Data" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP

New York, New York
March 7, 2005